As filed with the Securities and Exchange Commission, via EDGAR, on September 22, 2010
REGISTRATION NO. 333-150737

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
Liberty Property Trust
Liberty Property Limited Partnership
(Exact name of each Registrant as specified in its governing documents)

Maryland	23-7768996
Pennsylvania	23-2766549
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification Number
of respective Registrant)	of respective Registrant)
500 Chesterfield Parkway, Malvern, Pennsylvania 19355-1460
(610) 648-1700
(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)
James J. Bowes, Esquire
500 Chesterfield Parkway
Malvern, Pennsylvania 19355-1460
(610) 648-1700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
with a copy to:
Justin W. Chairman, Esquire
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103-2921
(215) 963-5000
Approximate date of commencement of the proposed sale to the public:
From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 relates to the Registrants’ Automatic Shelf Registration Statement on Form S-3 (File No. 333-150737) (the “Registration Statement”), filed by the Registrants on May 8, 2008. The Registrants are filing this Post-Effective Amendment No. 1 pursuant to Rule 462(e) under the Securities Act of 1933, as amended, solely to file (i) a Senior Indenture, dated as of September 22, 2010, which designates U.S. Bank National Association as trustee (the “Indenture”) and (ii) a Statement of Eligibility on Form T-1 of U.S. Bank National Association to act as trustee under the Indenture. U.S. Bank National Association shall act as trustee with respect to any series of debt securities issued under the Registration Statement for which it is designated as trustee, and identified as such in the applicable prospectus supplement.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Company. Such costs and expenses do not include amounts that may be incurred upon the issuance of certain types of securities represented hereunder.

Securities and Exchange Commission registration fee	$46,000	*
Printing and engraving	150,000
Blue Sky fees and expenses	25,000
Rating Agency fees and expenses	1,579,500
Transfer Agent, Depositary and Trustee fees and expenses	25,000
Legal and Accounting fees and expenses	500,000

Total	$2,325,000

*      Unutilized filing fees of (i) $24,740 were previously paid with respect to $210,220,450 aggregate principal amount of Securities not yet sold which were previously registered under the Company’s Registration Statement on Form S-3 filed June 6, 2005 (No. 333-125571) and (ii) $172,870 were previously paid with respect to $586,054,480 aggregate principal amount of Securities not yet sold which were previously registered under the Company’s Registration Statement on Form S-3 filed December 24, 1997 (No. 333-43267), as indicated on the facing page of this Registration Statement on Form S-3, and will be applied to any filing fees applicable in connection with the sale of securities pursuant to this Registration Statement on Form S-3. The payment of any additional filing fees is deferred pursuant to Rule 456(b) and 457(r).
All expenses are estimated.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Trust
Under Section 8-301(15) and 2-418 of the Maryland General Corporation Law, as amended, the Trust has the power to indemnify trustees and officers under certain prescribed circumstances (including when authorized by a majority vote of a quorum of disinterested trustees, by a majority vote of a committee of two or more disinterested trustees, by independent legal counsel, or by shareholders) and, subject to certain limitations (including, unless otherwise determined by the proper court, when such trustee or officer is adjudged liable to the Trust), against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a trustee or officer of the Trust if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions including when such trustee or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Trust’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Article XII of the Trust’s By-laws provides that the Trust has the power to indemnify trustees, officers and shareholders of the Trust against expenses (including legal fees) reasonably incurred by any of them in connection with the successful defense of a proceeding to which such person was made a party by reason of such status, whether the success of such defense was on the merits or otherwise, to the maximum extent permitted by law. The trustees, officers and shareholders of the Trust also have the right, in certain circumstances, to be paid in advance for expenses incurred in connection with any such proceedings.
The Operating Partnership
Section 8570 of the Pennsylvania Revised Uniform Limited Partnership Act authorizes the Operating Partnership to indemnify any partner or other person from and against any and all claims and demands whatsoever, unless it is determined by a court that the act or omission giving rise to the claim of indemnification constituted willful misconduct or recklessness.
Reference is made to Section 7.8 of the Operating Partnership’s Second Restated and Amended Limited Partnership Agreement, as amended to the date hereof (the “Partnership Agreement”), a copy of which is filed as Exhibit 3.1.2 to the Registration Statement, which provides for indemnification of the general partners and others. Section 7.8(d) of the Partnership Agreement authorizes the Operating Partnership to purchase and maintain insurance on behalf of the general partner and others against any liability that may be asserted against or expenses that may be incurred by such person regardless of whether the Operating Partnership would have the power to indemnify such person against liability under the Partnership Agreement.
Reference is made to Section 7.9 of the Partnership Agreement which limits the general partner’s liability for monetary or other damages.
ITEM 16. EXHIBITS.

Item	Description

†1	Form of Underwriting Agreement. (Incorporated by reference to Exhibit 1 filed with the Registrants’ Registration Statement on Form S-3 (Commission File No. 333-43267).)

†4.1	Senior Indenture, dated October 24, 1997, by and between the Operating Partnership and The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago). (Incorporated by reference to Exhibit 10.3 filed with the Registrants’ Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997.)

†4.2	Form of Subordinated Indenture by and between the Operating Partnership and The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago). (Incorporated by reference to Exhibit 10.6 filed with the Registrants’ Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997.)

4.3	Senior Indenture, dated September 22, 2010, by and between Liberty Property Limited Partnership and U.S. Bank, National Association.

†4.4	Form of Supplemental Indenture. (Incorporated by reference to Exhibit 4.3 filed with the Registrants’ Registration Statement on Form S-3 (Commission File No. 333-43267).)

*5.1	Opinion of Saul Ewing LLP.

*5.2	Opinion of Morgan, Lewis & Bockius LLP.

II-1

Item	Description

*8	Opinion of Wolf Block LLP.

†12	Statement Re: Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Share Dividends. (Incorporated by reference to Exhibit 12.1 filed with the Registrants’ Current Report on Form 8-K filed on September 17, 2010.)

23.1	Consent of Ernst & Young LLP (Liberty Property Trust).

23.2	Consent of Ernst & Young LLP (Liberty Property Limited Partnership).

*23.3	Consent of Saul Ewing LLP (included in Exhibit 5.1).

*23.4	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2).

*23.5	Consent of Wolf Block LLP (included in Exhibit 8).

25.1	Statement of Eligibility on Form T-1 of U.S. Bank, National Association to act as trustee under the Indenture

*	Previously filed with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 8, 2008.
†	Incorporated herein by reference as above indicated.
ITEM 17. UNDERTAKINGS.
(a) The undersigned Registrants hereby undertake:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that:
(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement; and
(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the Registrant is relying on Rule 430B:
(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is a part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or
(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.
(b) The undersigned Registrants hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a trustee, officer or controlling person of either Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 as amended (the “TIA”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on the 22nd day of September, 2010.

LIBERTY PROPERTY TRUST
By:	/s/ William P. Hankowsky
William P. Hankowsky
Chairman of the Board of Trustees, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William P. Hankowsky William P. Hankowsky	Chairman of the Board of Trustees, President and Chief Executive Officer (Principal Executive Officer)	September 22, 2010

*	Chief Financial Officer	September 22, 2010
George J. Alburger, Jr.	(Principal Financial and Accounting Officer)

*	Trustee	September 22, 2010
Frederick F. Buchholz

*	Trustee	September 22, 2010
Thomas C. DeLoach, Jr.

Signature	Title	Date

*	Trustee	September 22, 2010
Daniel P. Garton

*	Trustee	September 22, 2010
J. Anthony Hayden

*	Trustee	September 22, 2010
M. Leanne Lachman

*	Trustee	September 22, 2010
David L. Lingerfelt

*	Trustee	September 22, 2010
Stephen B. Siegel

	Trustee	September 22, 2010
Stephen D. Steinour

* By:	/s/ William P. Hankowsky William P. Hankowsky
President and Chief Executive Officer
As Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on the 22nd day of September, 2010.

LIBERTY PROPERTY LIMITED PARTNERSHIP
By:	Liberty Property Trust, as its sole general partner

By:	/s/ William P. Hankowsky
William P. Hankowsky
Chairman of the Board of Trustees, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William P. Hankowsky William P. Hankowsky	Chairman of the Board of Trustees, President and Chief Executive Officer (Principal Executive Officer)	September 22, 2010

*	Chief Financial Officer	September 22, 2010
George J. Alburger, Jr.	(Principal Financial and Accounting Officer)

*	Trustee	September 22, 2010
Frederick F. Buchholz

*	Trustee	September 22, 2010
Thomas C. DeLoach, Jr.

Signature	Title	Date

*	Trustee	September 22, 2010
Daniel P. Garton

*	Trustee	September 22, 2010
J. Anthony Hayden

*	Trustee	September 22, 2010
M. Leanne Lachman

*	Trustee	September 22, 2010
David L. Lingerfelt

*	Trustee	September 22, 2010
Stephen B. Siegel

	Trustee	September 22, 2010
Stephen D. Steinour

* By:	/s/ William P. Hankowsky William P. Hankowsky
President and Chief Executive Officer
As Attorney-in-fact